UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        October 12, 2006
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                          AURORA OIL & GAS CORPORATION
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             (Exact name of registrant as specified in its charter)

             UTAH                    0-25170             87-0306609
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 (State or other jurisdiction      (Commission          (IRS Employer
      of incorporation)            File Number)      Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI              49684
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       (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:       (231) 941-0073
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

As reflected in the Form 8-K filed by Aurora Oil & Gas Corporation (the "Company") on July 14, 2006, the Company entered into a binding letter of intent pursuant to which it agreed to purchase all of the assets of Bach Enterprises, Inc. ("BEI"), 100% of the outstanding membership interests of Kingsley Development, LLC, and certain assets owned by Bach Energy, LLC (collectively, "Bach"). The principals and sole shareholders of BEI are Rob Bach and Rick Bach (the "BEI Shareholders").

On October 6, 2006, Bach Services & Manufacturing Company, L.L.C. ("BSMC"), a wholly owned subsidiary of the Company, entered into and simultaneously closed an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which BSMC purchased Bach. The Bach assets include operating assets, intellectual property, certain oil and natural gas assets, and an office building. The purchase price included cash and common stock. The common stock issued to BEI under the Asset Purchase Agreement is subject to a one-year lock-up period. In connection with the Asset Purchase Agreement, the Company entered into five-year employment agreements with each of the BEI Shareholders pursuant to which the BEI Shareholders agreed not to compete during their employment and for a period of one year following termination of their employment.


                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 12, 2006.


                                        AURORA OIL & GAS CORPORATION


Date: October 12, 2006                  /s/ William W. Deneau
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                                        By:  William W. Deneau
                                        Its: President